Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Kinder Morgan, Inc. of our reports dated March 5, 2010 and March 28, 2008, except with respect to Note 15 (to the financial statements of Kinder Morgan, Inc. (the “Company”), included in its Registration Statement on Form S-1 filed on January 16, 2009) for which the date is January 8, 2009, and to the change in the Company’s accounting for noncontrolling interests as discussed in Note 2 (to the financial statements in the Company’s Current Report on Form 8-K filed on September 18, 2009), as to which the date is September 18, 2009, relating to the financial statements of the Company, which appear in the Registration Statement on Form S-1 of Kinder Morgan, Inc. (File No. 333-170773). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 10, 2011